                                                         August 14, 2003

                                                         Contact: Ron Kurtz
                                                         (713) 267-3686

                    MAXXAM REPORTS RESULTS FOR SECOND QUARTER
                             AND FIRST HALF OF 2003

HOUSTON, Texas (August 14, 2003) - MAXXAM Inc. (AMEX: MXM) today reported a net loss of $8.1 million, or $1.24 per share, for the second quarter of 2003, compared to a net loss of $7.8 million, or $1.20 per share, for the second quarter of 2002. Net sales for the second quarter of 2003 totaled $74.4 million, compared to $68.4 million in the same period of 2002.

For the first six months of 2003, MAXXAM reported a net loss of $18.6 million, or $2.85 per share, compared to a net loss of $62.0 million, or $9.50 per share, for the same period of 2002. Net sales for the first six months of 2003 were
$143.1 million, compared to $308.7 million for the first six months of 2002.

MAXXAM reported operating income of $5.1 million for the second quarter and $4.4 million for the first six months of 2003, compared to operating income of $0.1 million for the second quarter and an operating loss of $20.3 million for the first six months of 2002.

The differences between the results for the first half of 2003 and 2002 are primarily attributable to the deconsolidation of Kaiser Aluminum's financial results beginning February 12, 2002, the date Kaiser Aluminum filed for Chapter
11 reorganization.

For the first six months of 2002, after excluding aluminum operations, MAXXAM reported net sales of $141.2 million, operating income of $3.3 million, and a net loss of $13.6 million, or $2.08 per share.

FOREST PRODUCTS OPERATIONS

Lumber sales increased for the second quarter of 2003 as compared to the second quarter of 2002 primarily due to higher prices for redwood common grade lumber.
The improvement in revenues due to the increase in prices was partially offset by an unfavorable shift in the mix of lumber from redwood to Douglas-fir. The increase in lumber sales, in addition to an increase in sales of surplus power from Pacific Lumber's cogeneration power plant, led to improved operating results for the second quarter of 2003.

REAL ESTATE OPERATIONS

Net sales and operating results improved for the second quarter of 2003 versus the same period of 2002, reflecting increases in real estate sales at the
Company's Fountain Hills and Mirada development projects, as well as an increase in revenues generated by the segment's commercial lease properties (primarily attributable to the acquisition of the Cooper Cameron building and Motel Six properties in the fourth quarter of 2002).

RACING OPERATIONS

The decreases in net sales and operating results for the second quarter of 2003 versus the comparable prior year period were primarily due to lower average daily attendance at both Sam Houston Race Park and Valley Race Park and to lower levels of wagering on simulcast races at both locations. Operating losses were also impacted by an increase in selling, general and administrative expenses in
2003, which was due in part to costs associated with legislative efforts.

OTHER MATTERS

As previously announced in prior earnings statements, MAXXAM may from time to time purchase shares of its common stock on national exchanges or in privately negotiated transactions.

                                   152-103001

Company press releases may contain statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The company cautions that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that actual results may vary materially from those expressed or implied in the forward-looking statements as a result of various factors.

                          MAXXAM INC. AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
               (In millions of dollars, except per share amounts)

                                                                  THREE MONTHS ENDED              SIX MONTHS ENDED
                                                                       JUNE 30,                       JUNE 30,
                                                              ---------------------------    ---------------------------
                                                                 2003           2002            2003          2002*
                                                              -----------   -------------    ------------  -------------
                                                                                     (UNAUDITED)
Net sales:
   Forest products                                            $     55.2    $       54.3     $     100.5   $      102.2
   Real estate                                                      14.3             9.0            28.3           24.1
   Racing                                                            4.9             5.1            14.3           14.9
                                                              -----------   -------------    ------------  -------------
     Total, excluding aluminum                                      74.4            68.4           143.1          141.2
   Aluminum                                                            -               -               -          167.5
                                                              -----------   -------------    ------------  -------------
                                                                    74.4            68.4           143.1          308.7
                                                              -----------   -------------    ------------  -------------

Costs and expenses                                                 (69.3)          (68.3)         (138.7)        (329.0)
                                                              -----------   -------------    ------------  -------------

Operating income (loss):
   Forest products                                                   8.0             7.4             9.3            9.9
   Real estate                                                       0.1            (3.6)           (0.6)          (1.2)
   Racing                                                           (1.2)           (0.4)           (0.6)           0.7
   Corporate                                                        (1.8)           (3.3)           (3.7)          (6.1)
                                                              -----------   -------------    ------------  -------------
     Total excluding aluminum                                        5.1             0.1             4.4            3.3
   Aluminum                                                            -               -               -          (23.6)
                                                              -----------   -------------    ------------  -------------
                                                                     5.1             0.1             4.4          (20.3)
                                                              -----------   -------------    ------------  -------------

Other income (expense):
   Investment, interest and other income (expense), net              6.4             7.5            15.9            7.8
   Interest expense                                                (19.6)          (19.9)          (38.9)         (53.2)
                                                              -----------   -------------    ------------  -------------
Loss before income taxes and minority interests                     (8.1)          (12.3)          (18.6)         (65.7)
Income tax benefit                                                     -             4.5               -            2.8
Minority interests                                                     -               -               -            0.9
                                                              -----------   -------------    ------------  -------------
Net loss                                                      $     (8.1)   $       (7.8)    $     (18.6)  $      (62.0)
                                                              ===========   =============    ============  =============

Basic and diluted loss per common and common
   equivalent share                                           $    (1.24)   $      (1.20)    $     (2.85)  $      (9.50)
                                                              ===========   =============    ============  =============

Net loss, excluding aluminum                                  $     (8.1)   $       (7.8)    $     (18.6)  $      (13.6)
                                                              ===========   =============    ============  =============

Basic and diluted loss per common and common
   equivalent share, excluding aluminum                       $    (1.24)   $      (1.20)    $     (2.85)  $      (2.08)
                                                              ===========   =============    ============  =============

*  Amounts shown for 2002 reflect the deconsolidation of Kaiser Aluminum as of February 12, 2002.